Exhibit 99.1

CYS Investments, Inc. Announces Second Quarter 2013 Financial Results

For Immediate Release
NEW YORK, NY – July 17, 2013– CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Summary Results

•	June 30, 2013 net asset value per common share of $10.20 after declaring a $0.34 dividend per common share on June 10, 2013.

•	June 30, 2013 leverage ratio of 7.5 to 1.

•	GAAP net loss available to common shares of $402.3 million, or $2.32 per diluted common share. The main contributors were:
- Net realized loss from investments of $211.4 million.
- Net unrealized depreciation on investments of $444.9 million.
- Net unrealized appreciation on swap and cap contracts of $215.5 million.

•	Core Earnings plus Drop Income of $63.4 million, or $0.37 per diluted common share ($0.18 Core Earnings and $0.19 Drop Income).

•	Operating expenses of 0.98% of average net assets.

•	Interest rate spread net of hedge including drop income of 1.36%.

•	Weighted average amortized cost of Agency RMBS of $104.32.

Second Quarter 2013 Agency RMBS Market Summary

In the second quarter of 2013, Agency RMBS markets reacted to a series of communications made by the U.S. Federal Reserve (the “Fed”) regarding the timing of tapering its bond purchases known as "quantitative easing" or "QE3". As the perceived likelihood of QE3 tapering increased, Agency RMBS markets reacted, resulting in markedly lower prices. The following table illustrates the recent volatility of Agency RMBS prices and yields:

		Fannie Mae 30 Year 3.5%
Date	Press Release	Price Day Prior to Release	Price Day of Release	Change	Yield Day of Release
May 22, 2013	Minutes of the Federal Open Market Committee ("FOMC")	105.359	104.672	(0.687)	2.65%
May 28, 2013	Minutes of the Fed Board's discount rate meetings	104.578	103.516	(1.062)	2.85%
June 19, 2013	The Fed issues FOMC statement	103.328	101.984	(1.344)	3.04%

During this time, rates on U.S. Treasuries and swaps also increased however, not in the same order of magnitude as Agency RMBS yields. This caused Agency RMBS prices to decline considerably more than both U.S. Treasuries and interest rate swaps, creating a dislocation between the value of our assets and hedges. For example, from May 22, 2013 to June 30, 2013, the yield on a Fannie Mae 30 Year 3.5% increased 61 basis points to 3.14%, while the rate on a 4 year interest rate swap increased only 47 basis points to 1.20%.

Liquidity
At June 30, 2013, the Company’s liquidity position, consisting of unpledged Agency RMBS, U.S. Treasuries and cash and cash equivalents, was approximately $1.3 billion, or 65.4% of net assets, compared to $1.5 billion, or 63.9% of net assets at March 31, 2013. Despite Agency RMBS price declines during the second quarter, the Company maintained liquidity as a percentage of net assets above 50%. To date, the Company has maintained sufficient liquidity to meet all margin calls.

Leverage
While Agency RMBS prices declined during the second quarter of 2013, the Company maintained its leverage discipline, ending the second quarter of 2013 with a leverage ratio of 7.5 to 1, compared to 7.8 to 1 at March 31, 2013.

Portfolio
During the second quarter of 2013, the Company reduced its Agency RMBS portfolio from $20.1 billion at March 31, 2013 to $17.2 billion at June 30, 2013. The following table details the Company's portfolio at June 30, 2013 and March 31, 2013.

	June 30, 2013		March 31, 2013
	Fair Value (in billions)%		Fair Value (in billions)%
15 Year Fixed Rate	$5.8	34%	$9.2	46%
20 Year Fixed Rate	1.0	6%	1.1	6%
30 Year Fixed Rate	7.8	45%	6.3	31%
Hybrid ARMs	2.6	15%	3.5	17%
Total	$17.2	100%	$20.1	100%
At June 30, 2013, the Company’s Agency RMBS portfolio was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“Hybrid ARMs”) with 0 to 120 months to reset. The portfolio is comprised of 41.5% 2013 production; 46.1% 2012 production; 9.6% 2011 production; 2.6% 2010 production; and 0.2% 2009 production. Additional information about our Agency RMBS portfolio at June 30, 2013 is summarized below:

	Par Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Par	Fair Value/Par	Yield(1)	Coupon	CPR(2)
15 Year Fixed Rate	$5,582,309	$5,773,741	$104.51	$103.43	2.20%	3.17%	15.2%
20 Year Fixed Rate	1,028,057	1,044,339	104.91	101.58	2.29%	3.15%	7.6%
30 Year Fixed Rate	7,683,260	7,837,908	104.30	102.01	2.96%	3.59%	7.8%
Hybrid ARMs (3)	2,511,218	2,555,271	103.74	101.75	1.80%	2.59%	17.4%
Total/Weighted Average	$16,804,844	$17,211,259	$104.32	$102.42	2.49%	3.27%	13.5%
__________
(1) This is a forward yield and is calculated based on the cost basis of the security at June 30, 2013.
(2) CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at June 30, 2013. Securities with no prepayment history are excluded from this calculation.
(3) The weighted average months to reset of our Hybrid ARM portfolio was 74.8 at June 30, 2013. Months to reset is the number of months remaining before the fixed rate on a Hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the hybrid ARMs in the portfolio reset annually.

Second Quarter 2013 Results
The Company had net loss available to common shares of $402.3 million during the second quarter of 2013, or $2.32 per diluted common share, compared to net loss of $17.7 million, or $0.10 per diluted common share, in the first quarter of 2013. During the second quarter of 2013, the Company had Core Earnings plus Drop Income of $63.4 million, or $0.37 per diluted common share (Core Earnings of $31.1 million, or $0.18 per diluted common share, and Drop Income of $32.3 million, or $0.19 per diluted common share), compared to $56.4 million, or $0.32 per diluted common share (Core Earnings of $29.1 million, or $0.17 per diluted common share, and Drop Income of $27.3 million, or $0.15 per diluted common share), in the first quarter of 2013.

The Company’s interest rate spread net of hedge including drop income was 1.36% for the second quarter of 2013, compared to 1.16% for the first quarter of 2013.

The Company had a net realized loss on investments of $211.4 million for the second quarter of 2013, compared to a gain of $46.7 million for the first quarter of 2013.

The Company’s net asset value per common share on June 30, 2013 was $10.20, after declaring a $0.34 dividend per common share on June 10, 2013, compared with $12.87 at March 31, 2013.

The Company’s operating expenses were $5.7 million, or 0.98% of average net assets, for the second quarter of 2013, compared to $5.6 million, or 0.94% of average net assets, for the first quarter of 2013. Operating expenses were stable during the quarter; however, the increase as a percentage of average net assets was a result of lower average net assets.

(dollars in thousands)	Three Months Ended
Key Balance Sheet Metrics	June 30, 2013	March 31, 2013
Average settled Agency RMBS (1)	$15,974,500	$16,066,672
Average total Agency RMBS (2)	$19,944,791	$20,200,479
Average repurchase agreements (3)	$13,871,404	$14,107,740
Average Agency RMBS liabilities (4)	$17,841,695	$18,241,547
Average net assets (5)	$2,321,128	$2,357,333
Average common shares outstanding (6)	174,145	174,864
Leverage ratio (at period end) (7)	7.5:1	7.8:1

Key Performance Metrics*
Average yield on settled Agency RMBS (8)	2.03%	1.80%
Average yield on total Agency RMBS including drop income (9)	2.27%	1.97%
Average cost of funds and hedge (10)	1.17%	1.05%
Adjusted average cost of funds and hedge (11)	0.91%	0.81%
Interest rate spread net of hedge (12)	0.86%	0.75%
Interest rate spread net of hedge including drop income (13)	1.36%	1.16%
Operating expense ratio (14)	0.98%	0.94%
__________

(1)	The average settled Agency RMBS is calculated by averaging the month end cost basis of settled Agency RMBS during the period.

(2)	The average total Agency RMBS is calculated by averaging the month end cost basis of total Agency RMBS during the period.

(3)	The average repurchase agreements are calculated by averaging the month end repurchase agreements balance during the period.

(4)	The average Agency RMBS liabilities are calculated by averaging the month end repurchase agreements balance plus average unsettled Agency RMBS during the period.

(5)	The average net assets are calculated by averaging the month end net assets during the period.

(6)	The average common shares outstanding are calculated by averaging the daily common shares outstanding during the period.

(7)	The leverage ratio is calculated by dividing (i) the Company's repurchase agreements balance plus payable for securities purchased minus receivable for securities sold by (ii) net assets.

(8)	The average yield on settled Agency RMBS for the period is calculated by dividing interest income from Agency RMBS by average settled Agency RMBS.

(9)	The average yield on total Agency RMBS including drop income for the period is calculated by dividing interest income from Agency RMBS plus drop income by average total Agency RMBS.

(10)	The average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average repurchase agreements.

(11)	The adjusted average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average Agency RMBS liabilities.

(12)	The interest rate spread net of hedge for the period is calculated by subtracting average cost of funds and hedge from average yield on settled Agency RMBS.

(13)
The interest rate spread net of hedge including drop income for the period is calculated by subtracting adjusted average cost of funds and hedge from average yield on total Agency RMBS including drop income.

(14)	The operating expense ratio for the period is calculated by dividing operating expenses by average net assets.

*	All percentages are annualized.

Financing
At June 30, 2013, the Company had financed its portfolio with approximately $13.8 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.39% and a weighted average maturity of approximately 41.9 days. In addition, the Company had payable for securities purchased of $6.1 billion. During the second quarter of 2013, the Company did not experience material changes in the availability of repurchase agreement borrowings or to haircuts on the Agency RMBS that the Company uses as collateral for such borrowings. Below is a list of outstanding borrowings under repurchase agreements at June 30, 2013 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	% of Net Assets At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$894,094	6.5%	2.3%	27
Barclays Capital, Inc.	938,756	6.8	2.3	39
BNP Paribas Securities Corp	957,722	6.9	2.5	36
Cantor Fitzgerald & Co.	75,696	0.5	0.2	15
Citigroup Global Markets, Inc.	522,427	3.8	1.4	83
Credit Suisse Securities (USA) LLC	642,940	4.7	1.7	43
CRT Capital Group LLC	45,046	0.3	0.1	15
Daiwa Securities America, Inc.	308,874	2.2	0.8	52
Deutsche Bank Securities, Inc.	378,037	2.7	1.1	18
Goldman Sachs & Co.	707,348	5.1	1.7	44
Guggenheim Liquidity Services, LLC	303,902	2.2	0.8	28
Industrial and Commercial Bank of China Financial Services LLC	822,802	6.0	2.2	30
ING Financial Markets LLC	712,633	5.2	2.0	42
Jefferies & Company, Inc.	65,541	0.5	0.2	43
J.P. Morgan Securities LLC	258,233	1.9	0.5	15
KGS Alpha Capital Markets	119,065	0.9	0.4	86
LBBW Securities LLC	134,808	1.0	0.4	24
Mitsubishi UFJ Securities (USA), Inc.	582,819	4.2	1.6	51
Mizuho Securities USA, Inc.	528,177	3.8	1.4	48
Morgan Stanley & Co. Inc.	732,724	5.3	1.9	51
Nomura Securities International, Inc.	536,926	3.9	1.4	80
RBC Capital Markets, LLC	803,772	5.8	2.3	54
The Royal Bank of Scotland PLC	189,697	1.4	0.5	10
Bank of Nova Scotia	654,350	4.7	1.1	44
South Street Securities LLC	370,565	2.7	1.3	40
UBS Securities LLC	648,274	4.7	1.8	61
Wells Fargo Securities, LLC	874,091	6.3	1.4	12
	$13,809,319	100.0%	35.3%
___

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense divided by net assets.

Hedging
The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with the financing of its Agency RMBS portfolio. As of June 30, 2013, the Company had entered into interest rate swap contracts with an aggregate notional amount of $8.6 billion, a weighted average fixed rate of 1.215%, and a weighted average expiration of 2.71 years. At June 30, 2013, the Company had entered into interest rate cap contracts with a notional amount of $4.4 billion, a weighted average cap rate of 1.443%, and a weighted average expiration of 6.23 years. These interest rate swap and cap contracts are described below (dollars in thousands):

Interest Rate Swaps	Weighted Average	Notional	Fair
Expiration Year	Fixed Pay Rate	Amount	Value
2013	1.30%	$2,000,000	$(7,935)
2014	1.41%	1,290,000	(15,215)
2015	2.15%	500,000	(13,902)
2016	1.71%	550,000	(13,780)
2017	0.91%	2,750,000	38,842
2018	1.00%	1,500,000	34,360
Total	1.21%	$8,590,000	$22,370

Interest Rate Caps	Weighted Average	Notional	Fair
Expiration Year	Cap Rate	Amount	Value
2015	1.40%	$500,000	$1,031
2019	1.56%	1,700,000	93,130
2020	1.25%	1,700,000	136,743
2022	1.75%	500,000	57,551
Total	1.44%	$4,400,000	$288,455

Drop Income

Drop Income is a component of our net gain (loss) from investments on our statement of operations, and is therefore excluded from Core Earnings. Drop income is the difference between the spot price and the forward settlement price for the same security on trade date. This difference is also the economic equivalent of the assumed net interest margin (yield minus financing costs) of the bond from trade date to settlement date. The Company derives drop income through utilization of forward settling transactions.

During the second quarter of 2013, the Fed, under its quantitative easing program, purchased approximately $209.3 billion of Agency RMBS, creating a shortage of physical securities, and leading to higher current month Agency RMBS prices. Higher current month prices relative to forward month prices will increase drop income, or net interest margin available for forward settling transactions. For example, as of July 5, 2013, this shortage increased the net interest margin on forward transactions by approximately 44 basis points (annualized) on Agency RMBS backed by 30 year Fannie Mae 3.5% mortgages when compared to settling the same security in the current month.

Prepayments
The portfolio recorded $689.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 12.2% and net amortization of premium of $35.7 million for the second quarter of 2013. This compared to $942.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 17.5% and net amortization of premium of $45.8 million for the first quarter of 2013.

The CPR of the Company’s Agency RMBS portfolio was approximately 12.0% for the month of July 2013.

Dividend
The Company declared a common dividend of $0.34 per share with respect to the second quarter of 2013, compared to $0.32 per share for the first quarter of 2013. Using the closing share price of $9.21 on June 28, 2013, the second quarter dividend equates to an annualized dividend yield of 14.8%.
Public Offering
On April 30, 2013, the Company completed an underwritten public offering of 8,000,000 shares of 7.50% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, raising approximately $193.6 million of net proceeds.
Share Repurchase Program
In November 2012, the Company's board of directors authorized the repurchase of shares of common stock having an aggregate value of up to $250 million. During the second quarter of 2013, the Company repurchased 1.8 million shares with a weighted average purchase price of $10.24, or approximately $18.8 million in the aggregate. These purchases were accretive to the Company's net asset value at the time the shares were repurchased. These purchases compared to 0.6 million shares with a weighted average purchase price of $11.81, or approximately $7.6 million in the aggregate, during the first quarter of 2013.

Conference Call
The Company will host a conference call at 9:00 AM Eastern Time on Thursday, July 18, 2013, to discuss its financial results for the quarter ended June 30, 2013. To participate in the call by telephone, please dial 888.895.5271 at least 10 minutes prior to the start time and reference the conference passcode 35232102. International callers should dial 847.619.6547 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s web site at http://www.cysinv.com.  To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.
A dial-in replay will be available on Thursday, July 18, 2013, at approximately 12:00 PM Eastern Time. To access this replay, please dial 888.843.7419 and enter the conference ID number 35232102#. International callers should dial 630.652.3042 and enter the same conference ID number.  A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.
CYS Investments, Inc. is a specialty finance company that primarily invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward-Looking Statements Disclaimer
This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those relating to forward settling transactions, forward yield, and the effect of actions of the U.S. government, including the Fed, on our results. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which has been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYS INVESTMENTS, INC.
STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	June 30, 2013	March 31, 2013	December 31, 2012*
ASSETS:
Investments in securities, at fair value (including pledged assets of $14,696,745, 14,587,741 and $14,831,648, respectively)	$17,218,204	$20,301,944	$20,861,718
Derivative assets, at fair value	365,067	135,427	124,169
Cash and cash equivalents	11,302	13,463	13,882
Receivable for securities sold and principal repayments	4,583,565	414,936	10,343
Interest receivable	44,212	44,817	46,558
Other assets	1,175	542	826
Total assets	22,223,525	20,911,129	21,057,496

LIABILITIES:
Repurchase agreements	13,809,319	13,760,475	13,981,307
Derivative liabilities, at fair value	54,242	58,464	98,575
Payable for securities purchased	6,126,222	4,657,501	4,515,501
Payable for cash received as collateral	106,742	32,471	28,910
Distribution payable	62,530	57,115	1,243
Accrued interest payable (including accrued interest on repurchase agreements of $3,293, $4,164 and $11,717, respectively)	24,810	21,584	28,863
Accrued expenses and other liabilities	3,007	1,443	435
Total liabilities	20,186,872	18,589,053	18,654,834
NET ASSETS	$2,036,653	$2,322,076	$2,402,662
Net assets consist of:
Preferred Stock, $25.00 par value, 50,000 shares authorized:
Series A Cumulative Redeemable Preferred Stock, (3,000, 3,000 and 3,000 shares issued and outstanding, respectively, $75,000 in aggregate liquidation preference)	$72,369	$72,369	$72,369
Series B Cumulative Redeemable Preferred Stock, (8,000, 0 and 0 shares issued and outstanding, respectively, $200,000 in aggregate liquidation preference)	193,550	—	—
Common Stock, $0.01 par value, 500,000 shares authorized (172,781, 174,600 and 174,924 shares issued and outstanding, respectively)	1,728	1,746	1,749
Additional paid in capital	2,212,529	2,230,457	2,237,512
Retained earnings (accumulated deficit)	(443,523)	17,504	91,032
NET ASSETS	$2,036,653	$2,322,076	$2,402,662
NET ASSET VALUE PER COMMON SHARE	$10.20	$12.87	$13.31
________
* Derived from audited financial statements.

CYS INVESTMENTS, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(In thousands, except per share numbers)	June 30, 2013	March 31, 2013
INVESTMENT INCOME
Interest income from Agency RMBS	$80,991	$72,101
Other income	560	1,000
Total investment income	81,551	73,101
EXPENSES:
Interest	14,047	15,031
Compensation and benefits	3,425	3,320
General, administrative and other	2,246	2,233
Total expenses	19,718	20,584
Net investment income	61,833	52,517
GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	(211,418)	46,680
Net unrealized appreciation (depreciation) on investments	(444,877)	(125,491)
Net gain (loss) from investments	(656,295)	(78,811)
GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap and cap interest income (expense)	(26,699)	(21,956)
Net gain (loss) on termination of swap and cap contracts	7,329	8,630
Net unrealized appreciation (depreciation) on swap and cap contracts	215,546	23,417
Net gain (loss) from swap and cap contracts	196,176	10,091
NET LOSS	$(398,286)	$(16,203)
DIVIDENDS ON PREFERRED STOCK	(3,995)	(1,453)
NET LOSS AVAILABLE TO COMMON SHARES	$(402,281)	$(17,656)
NET LOSS PER COMMON SHARE - BASIC & DILUTED	$(2.32)	$(0.10)

Core Earnings:
Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) available to common shares excluding net gain (loss) from investments, net gain (loss) on termination of swap and cap contracts and net unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.
The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within other comprehensive income not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means to compare its Core Earnings to those of its peers. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.
The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, which may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three Months Ended
(In thousands)	June 30, 2013	March 31, 2013
NET LOSS AVAILABLE TO COMMON SHARES	$(402,281)	$(17,656)
Net (gain) loss from investments	656,295	78,811
Net (gain) loss on termination of swap and cap contracts	(7,329)	(8,630)
Net unrealized (appreciation) depreciation on swap and cap contracts	(215,546)	(23,417)
Core Earnings	$31,139	$29,108